Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 17, 2025, relating to the financial statements of PayPay Corporation, appearing in the prospectus dated March 11, 2026 pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Registrant’s Registration Statement on Form F-1 No. 333-293410, as amended.

/s/ Deloitte Touche Tohmatsu LLC
Tokyo, Japan
March 12, 2026